UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

290 Kangji East Building 22nd Floor, Tianmu West Road, Zhabei District, Shanghai City,

People’s Republic of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 50152581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Resignation of Daszkal Bolton LLP

On October 18, 2012, Andatee China Marine Fuel Services Corporation (the “Company”) received a notice from Daszkal Bolton LLP, the Company’s independent registered public accounting firm (“DB”) stating that, effective October 20, 2012, DB would cease its services as the Company’s independent auditors. DB cited “changes in the marketplace” for its inability to continue to provide services to the Company.

DB reported on the Company’s financial statements for the year ended December 31, 2011. The DB reports on the Company’s financial statements as of December 31, 2011 and for the fiscal year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's the fiscal year ended December 31, 2011 and the interim period through the effective date of DB's resignation, (i) there were no disagreements with DB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to DB’s satisfaction, would have caused DB to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided DB with a copy of the foregoing disclosures to DB and requested that DB furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is in the process of seeking to engage a replacement independent registered public accounting firm and will provide public disclosures when such engagement is completed.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

16.1  DB Letter dated October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Haipeng Wang
Haipeng Wang, Chief Financial Officer

Date: October 23, 2012